EXHIBIT 99.1

CONTACT:	Nancy Leone	Lizanne Wentz
	GlaxoSmithKline	Adolor Corporation
	(919) 483-2839	(484) 595-1500

For Immediate Release

Adolor Completes Submission of NDA for

Entereg (TM) (alvimopan) in Postoperative Ileus

EXTON and PHILADELPHIA, PA – June 28, 2004 - Adolor Corporation (Nasdaq: ADLR) and GlaxoSmithKline (NYSE: GSK) announced today that Adolor has submitted the complete New Drug Application (NDA) to the Food and Drug Administration (FDA) for Entereg (TM) (alvimopan) capsules. Adolor is seeking marketing approval of Entereg for the management of postoperative ileus (POI) by accelerating time to recovery of gastrointestinal (G.I.) function following abdominal or pelvic surgeries. POI is a temporary impairment of G.I. function which can occur following many types of surgery. GlaxoSmithKline and Adolor are collaborating on the worldwide development and commercialization of Entereg.

“One of our key targets for 2004 was to submit this application in the first half of this year. The completion of the entire NDA submission for Entereg represents a significant milestone achievement for Adolor,” stated David Jackson, M.D., senior vice president, research and development of Adolor Corporation. “We look forward to working with the FDA during the review of the application.”

The FDA granted Fast Track designation to Entereg in February 2004 for use in the management of POI, indicating that POI is a serious medical condition and that there are no drugs currently approved for this condition. Adolor is participating in the FDA’s Continuous Marketing Application Pilot 1 Program. This is an FDA program available to drug candidates that have received Fast Track designation and allows for completed portions of an NDA to be submitted on an ongoing basis. Adolor previously submitted NDA Item 5, nonclinical pharmacology and toxicology, and NDA Item 4, chemistry, manufacturing and controls, to the FDA. Adolor now has submitted the complete NDA, which includes Phase 3 clinical data evaluating more than 2,000 patients in three efficacy studies and one safety study.

“We are pleased to collaborate with Adolor on the worldwide development of Entereg for POI,” said Kevin Lokay, vice president of Oncology and Acute Care at GlaxoSmithKline. “The NDA submission is an important advancement in our joint commitment to research and develop this therapy to help accelerate the recovery of surgical patients.”

Entereg is the first of a new class of drugs known as peripherally-acting mu opioid receptor antagonists that has been submitted to the FDA for NDA review.

About Postoperative Ileus (POI)

Many patients undergoing abdominal surgery experience temporary gastrointestinal impairment. This condition, known as postoperative ileus, may be exacerbated and prolonged by multiple factors including the use of opioid analgesics for pain relief. POI is characterized by abdominal distension and pain, nausea and vomiting, reduced desire to eat, and an inability to pass gas or stool. POI is a major contributor to prolonged hospital stays. Consequently, POI represents a substantial burden on healthcare resources.

Despite the negative impact, there have been few advances in the treatment of POI since the introduction of nasogastric decompression over 100 years ago, which has limited effectiveness and is uncomfortable for patients. Currently, there are no drugs approved for the management of POI.

Entereg Collaboration

Adolor Corporation and GlaxoSmithKline are collaborating on the worldwide development and commercialization of Entereg for POI, opioid-induced bowel dysfunction (OBD) associated with extended use of opioids to manage cancer pain or chronic non-cancer pain, chronic constipation not associated with opioid use, and irritable bowel syndrome (constipation predominant).

About Adolor Corporation

Adolor Corporation (Nasdaq: ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg (alvimopan) is Adolor’s lead product candidate. Adolor Corporation also has a number of discovery research programs focused on the identification of novel compounds for the treatment of pain. Adolor is developing a sterile lidocaine patch which is in Phase 2 clinical development for post-incisional pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor Corporation is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

About GlaxoSmithKline

GlaxoSmithKline (NYSE: GSK) is one of the world’s leading research-based pharmaceutical and healthcare companies. GlaxoSmithKline is committed to improving the quality of human life by enabling patients to do more, feel better and live longer. For more information, visit www.gsk.com.

Adolor Forward-Looking Statements

This release, and oral statements made with respect to information contained in this release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that the FDA will not accept the NDA for filing; the risk that the FDA will not grant the NDA a priority review; the risk that Adolor may not obtain FDA approval for Entereg (TM), whether due to the adequacy of the results of the Studies 14CL302, 14CL306, 14CL308 and 14CL313 to support FDA approval of Entereg (TM), the adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, reliance on third party manufacturers, unfavorable results from ongoing clinical trials, adverse safety findings or otherwise; the risk that the FDA may not agree with Adolor’s analyses of Studies 14CL302, 14CL306, 14CL308 and 14CL313 and may evaluate the results of these studies by different methods or conclude that the results from the studies are not statistically significant, clinically meaningful or do not support safety or that there were human errors in the conduct of the studies or otherwise; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GlaxoSmithKline in connection with the development and commercialization of Entereg (TM); market acceptance of Adolor’s products, if regulatory approval is achieved; competition; securities litigation; and other risk factors detailed from time to time in reports filed by Adolor with the Securities and Exchange Commission.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s filings with the SEC, including but not limited to Adolor’s Report on Form 10-Q for the quarter ending March 31, 2004 filed May 4, 2004 and Adolor’s Annual Report on Form 10-K for the year ended December 31, 2003 filed March 4, 2004. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at www.sec.gov and from Adolor at www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

GlaxoSmithKline Forward-Looking Statements

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the Operating and Financial Review and Prospects in the company’s Annual Report on Form 20-F for 2003.

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